UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 20, 2007
Volkswagen Auto Lease/Loan Underwritten Funding, LLC
VW Credit Leasing, LTD.
Volkswagen Auto Lease Trust 2005-A
(Exact Name of Registrant as Specified in Charter)

Delaware	333-121824	11-365048-3
Delaware	333-121824-01	38-6738618
Delaware	333-121824-02	20-6418328

(State or other jurisdiction of	(Commission File Number)	(Registrants’ I.R.S.
Incorporation)		Employer Identification
Nos.)
3800 Hamlin Road, Auburn Hills, Michigan 48326
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (248) 754-5000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
     On March 3, 2005, Volkswagen Auto Lease Trust 2005-A (the “Issuer”) and The Bank of New York (formerly JPMorgan Chase Bank,N.A.) as indenture trustee (the “Indenture Trustee”), entered into an Indenture pursuant to which the Issuer issued the Class A-1 Auto Lease Asset Backed Notes, the Class A-2 Auto Lease Asset Backed Notes, the Class A-3 Auto Lease Asset Backed Notes and the Class A-4 Auto Lease Asset Backed Notes (collectively, the “Notes”). Under the Indenture, the Issuer granted a security interest in its property to the Indenture Trustee to secure its obligations under the Notes.
     Pursuant to the Amended and Restated Trust Agreement dated as of March 3, 2005 (the “Trust Agreement”) between Volkswagen Auto Lease/ Loan Underwritten Funding, LLC, formerly known as Volkswagen Auto Lease Underwritten Funding, LLC (the “Transferor”) and The Bank of New York (Delaware), as owner trustee (the “Owner Trustee”), the Transferor has the right to purchase the Transaction SUBI Certificate from the Issuer on any payment date if, either before or after giving effect to any payment of principal required to be made on such payment date, the outstanding balance of the Notes is less than or equal to 10% of the initial note balance (the “Optional Purchase”). The Transferor is the sole holder of the Issuer’s equity certificate. The Transferor elected to exercise the Optional Purchase on September 20, 2007.
     Upon exercise of the Optional Purchase and in accordance with the terms of the Indenture and the Trust Agreement, the Transferor purchased the Transaction SUBI Certificate for $185,393,258.00 and the Issuer used the proceeds of the Optional Purchase and the amounts on deposit in its collection account to redeem the Notes on September 20, 2007. Upon redemption of the Notes and satisfaction of the other terms and conditions of the Indenture, the Indenture Trustee released the lien of the Indenture and discharged the Indenture (other than with respect to certain rights and obligations that survive the satisfaction and discharge of the Indenture pursuant to the terms of the Indenture). The Issuer and the Trust Agreement will terminate following the final distribution by the Owner Trustee of all moneys or other property or proceeds of the Issuer’s trust estate in accordance with the terms of the Indenture, the Trust Agreement and the other documents, and the dissolution of the Issuer pursuant to Delaware law.
     There are no prepayment or other penalties under the Indenture, Trust Agreement or related documents in connection with the Optional Purchase and redemption of the Notes.
Item 2.01. Completion of Acquisition or Disposition of Assets.
     The description set forth above under Item 1.02 of this Report is hereby incorporated by reference.
Item 8.01. Other Events.
     On September 20, 2007 The Bank of New York, as indenture trustee, made the monthly payment to the noteholders, as indicated in the Servicer Certificate relating to the Volkswagen Auto Lease Trust 2005-A. A copy of this Servicer Certificate, which relates to the September 20, 2007 monthly payment and the Collection Period ended September 1, 2007, provided to The Bank of New York, as indenture trustee, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(d)	Not applicable.

(c)	Exhibits.

Exhibit
No.	Document Description

99.1	Volkswagen Auto Lease Trust 2005-A Servicer Certificate for the Collection Period ended September 1, 2007 provided to The Bank of New York, as indenture trustee. (Filed with this report.)

99.2	Notice of Redemption of the Notes on September 20, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Co-Registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on the date indicated.

Dated: September 24, 2007	Volkswagen Auto Lease/Loan Underwritten Funding, LLC

	By:	/s/ Dennis Tack

Dennis Tack
Controller

VW Credit Leasing, LTD.
By: VW Credit, Inc. as Servicer

	By:	/s/ Dennis Tack

Dennis Tack
Controller

Volkswagen Auto Lease Trust 2005-A
By: VW Credit, Inc. as Administrator

	By:	/s/ Dennis Tack

Dennis Tack
Controller